EXHIBIT 4.4

             INCORPORATED UNDER THE LAW OF THE PROVINCE OF ONTARIO
No. __________________________                            ______________ Shares

This is to Certify that _______________________________________________________
is the registered holder of ___________________________________Common shares of

The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of,
  (i) the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and
  (2) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers this _________________________________day of_____________________________, 19__

_______________________________________     ___________________________________

                                  NO PAR VALUE

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                         [Reverse Side of Certificate]

        For Value Received, ______ hereby assign and transfer unto
_______________________________________________________________________________
_________________________________________________________________ Common Shares
represented by the within Certificate.

        Dated ________________ 19__
                In the presence of ____________________________________________
_______________________